EXIBIT 4.4
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                INTERLINE BRANDS, INC., A NEW JERSEY CORPORATION

                                   AS ISSUER

                 INTERLINE BRANDS, INC, A DELAWARE CORPORATION

                                  AS GUARANTOR

       EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

                            AS SUBSIDIARY GUARANTORS

                                      AND

                   THE BANK OF NEW YORK TRUST COMPANY, N.A.,

                                   AS TRUSTEE


                     --------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF JUNE 23, 2006

                     TO INDENTURE DATED AS OF JUNE 23, 2006

                     --------------------------------------


                   CREATING A SERIES OF SECURITIES DESIGNATED
              $200,000,000 8 1/8% SENIOR SUBORDINATED NOTES DUE 2014

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                               TABLE OF CONTENTS
                                                                           PAGE

PARTIES.......................................................................1
RECITALS OF THE COMPANY.......................................................1



                                  ARTICLE ONE

 APPLICATION OF FIRST SUPPLEMENTAL INDENTURE AND CREATION OF THE INITIAL NOTES

SECTION 1.01. Application of This First Supplemental Indenture................2
SECTION 1.02. Effect of First Supplemental Indenture..........................2
SECTION 1.03. Rules of Construction...........................................3
SECTION 1.04. Governing Law...................................................3


                                  ARTICLE TWO

                                  DEFINITIONS

SECTION 2.01. Definitions.....................................................3
SECTION 2.02. Other Definitions..............................................31


                                 ARTICLE THREE

                                 FORM OF NOTES

SECTION 3.01. Form and Dating................................................32
SECTION 3.02. Denominations..................................................33
SECTION 3.03. Registration, Transfer and Exchange............................33
SECTION 3.04. Additional Notes...............................................34


                                  ARTICLE FOUR

              SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 4.01. Repayment to Company...........................................35
SECTION 4.02. Reinstatement..................................................35
SECTION 4.03. Covenant Defeasance............................................35


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 5.01. Events of Default..............................................36

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SECTION 5.02. Acceleration...................................................38
SECTION 5.03. Application of Money Collection................................39


                                  ARTICLE SIX

                 CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

SECTION 6.01. When Company May Merge or Transfer Assets......................39


                                 ARTICLE SEVEN

                            SUPPLEMENTAL INDENTURES

SECTION 7.01. Without Consent of Holders.....................................41
SECTION 7.02. With Consent of Holders........................................42
SECTION 7.03. Compliance with Trust Indenture Act............................43
SECTION 7.04. Additional Sections............................................43


                                 ARTICLE EIGHT

                              ADDITIONAL COVENANTS

SECTION 8.01. Payment of Notes...............................................44
SECTION 8.02. SEC Reports ...................................................44
SECTION 8.03. Limitation on Indebtedness.....................................45
SECTION 8.04. Limitation on Restricted Payments..............................47
SECTION 8.05. Limitation on Restrictions on Distributions from
                   Restricted Subsidiaries...................................50
SECTION 8.06. Limitation on Sales of Assets and Subsidiary Stock.............52
SECTION 8.07. Limitation on Affiliate Transactions...........................56
SECTION 8.08. Change of Control..............................................58
SECTION 8.09. Future Guarantors..............................................59
SECTION 8.10. Compliance Certificate.........................................59
SECTION 8.11. Further Instruments and Acts...................................60


                                  ARTICLE NINE

                                 SUBORDINATION

SECTION 9.01. Agreement To Subordinate.......................................60
SECTION 9.02. Liquidation, Dissolution, Bankruptcy...........................60
SECTION 9.03. Default on Senior Indebtedness of the Company..................61
SECTION 9.04. Acceleration of Payment of Notes...............................62
SECTION 9.05. When Distribution Must Be Paid Over............................62
SECTION 9.06. Subrogation ...................................................62
SECTION 9.07. Relative Rights................................................62

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SECTION 9.08. Subordination May Not Be Impaired by Company...................62
SECTION 9.09. Rights of Trustee and Paying Agent.............................63
SECTION 9.10. Distribution or Notice to Representative.......................63
SECTION 9.11. Article 14 Not To Prevent Events of Default or Limit
                   Right To Accelerate.......................................63
SECTION 9.12. Trust Moneys Not Subordinated..................................63
SECTION 9.13. Trustee Entitled To Rely.......................................63
SECTION 9.14. Trustee To Effectuate Subordination............................64
SECTION 9.15. Trustee Not Fiduciary for Holders of Senior Indebtedness
                   of the Company............................................64
SECTION 9.16. Reliance by Holders of Senior Indebtedness of the Company on
                   Subordination Provisions..................................64


                                  ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01. Guaranties....................................................65
SECTION 10.02. Limitation on Liability.......................................67
SECTION 10.03. Successors and Assigns........................................67
SECTION 10.04. No Waiver ....................................................67
SECTION 10.05. Modification..................................................67
SECTION 10.06. Release of Guarantor..........................................67
SECTION 10.07. Contribution..................................................69


                                 ARTICLE ELEVEN

                          SUBORDINATION OF GUARANTIES

SECTION 11.01. Agreement to Subordinate......................................69
SECTION 11.02. Liquidation, Dissolution, Bankruptcy..........................69
SECTION 11.03. Default on Senior Indebtedness of Guarantor...................69
SECTION 11.04. Demand for Payment............................................71
SECTION 11.05. When Distribution Must Be Paid Over...........................71
SECTION 11.06. Subrogation ..................................................71
SECTION 11.07. Relative Rights...............................................71
SECTION 11.08. Subordination May Not Be Impaired by the Guarantors...........71
SECTION 11.09. Rights of Trustee and Paying Agent............................71
SECTION 11.10. Distribution or Notice to Representative......................72
SECTION 11.11. Article Eleven Not To Prevent Events of Default or
                   Limit Right To Demand Payment.............................72
SECTION 11.12. Trustee Entitled To Rely......................................72
SECTION 11.13. Trustee To Effectuate Subordination...........................73
SECTION 11.14. Trustee Not Fiduciary for Holders of Senior
                   Indebtedness of Guarantor.................................73

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SECTION 11.15. Reliance by Holders of Senior Indebtedness of Guarantors on
                   Subordination Provisions..................................73


EXHIBITS

EXHIBIT A    Form of Global Notes                                           A-1
EXHIBIT B    Form of Supplemental Indenture                                 B-1



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         FIRST  SUPPLEMENTAL  INDENTURE,  dated as of June 23, 2006 (the "FIRST
SUPPLEMENTAL INDENTURE"), by INTERLINE BRANDS, INC., a New Jersey corporation (the "COMPANY"), INTERLINE BRANDS, INC., a Delaware corporation ("INTERLINE DELAWARE"), the SUBSIDIARY GUARANTORS listed on the signature pages hereto and The Bank of New York Trust Company, N.A., as trustee (herein called the "TRUSTEE"), to the Indenture dated as of June 23, 2006, among the Company, Interline Delaware, the Subsidiary Guarantors and the Trustee (the "BASE INDENTURE" and as supplemented by this First Supplemental Indenture, the "INDENTURE").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company, Interline Delaware, the Subsidiary Guarantors and the Trustee entered into the Base Indenture to provide for the issuance from time to time of subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (hereinafter called the "SECURITIES") as the Base Indenture provides;

         WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form of any Security, as permitted by Section 2.01 of the Base Indenture, and to provide for the issuance of any series of Securities, as permitted by Section 3.01 of the Base Indenture, and to set forth the terms thereof;

         WHEREAS, pursuant to Section 2.01 of the Base Indenture, the Company desires to execute this First Supplemental Indenture to establish the form, and pursuant to Section 3.01 of the Base Indenture to provide for the issuance, of a series of its senior subordinated notes designated as 8 1/8% Senior Subordinated Notes Due 2014 in an aggregate principal amount of $200,000,000 (the "INITIAL Notes");

         WHEREAS, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, authorize the issuance of, if and when issued, Additional Notes which may be offered subsequent to the Issue Date in accordance with this First Supplemental Indenture, pursuant to this First Supplemental Indenture and the Company, the Guarantors and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, the Notes pursuant to the terms of the Indenture and substantially in the form set forth as EXHIBIT A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Base Indenture and this First Supplemental Indenture;

         WHEREAS, each of the Guarantors has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the guarantee of the Notes by each such Guarantor;

         WHEREAS, this First Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;

         WHEREAS, the execution of this First Supplemental Indenture has been duly authorized by the Board of Directors of the Company and each of the

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Guarantors and all things necessary to make this First Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed; and

         WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

        APPLICATION OF FIRST SUPPLEMENTAL INDENTURE AND CREATION OF THE
                                 INITIAL NOTES

         SECTION 1.01.  APPLICATION OF THIS FIRST SUPPLEMENTAL INDENTURE.

         Notwithstanding any other provision of this First Supplemental Indenture, the provisions and covenants of this First Supplemental Indenture, including as provided in Section 1.02 below, and any amendments or modifications to the terms of the Base Indenture made herein are expressly and solely for the benefit of the Holders of the Notes and the Guaranties (and not for the benefit of the Holders or any other series of Securities). The Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Section 3.01 of the Base Indenture. Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture, and not the Base Indenture or any other document. All the Notes issued under this First Supplemental Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

         SECTION 1.02. EFFECT OF FIRST SUPPLEMENTAL INDENTURE. With respect to the Notes (and any Guaranty thereof) only, the Base Indenture shall be supplemented pursuant to Section 9.01 thereof to establish the terms of the Notes (and any Guaranty thereof) as set forth in this First Supplemental Indenture.

         To the extent that the provisions of this First Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling, solely with respect to the Notes (and any Guaranty thereof).

         The provisions contained herein shall apply to the Notes only and not to any other series of Securities issued under the Base Indenture and any covenants included herein are expressly being included solely in respect of the Notes and not in respect of any other series of Securities issued under the

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Base Indenture. These amendments shall be effective for so long as there remain any Notes Outstanding.

         SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires, for purposes of this First Supplemental Indenture:

                  (A)      a term has the meaning assigned to it;

                  (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (C)      "or" is not exclusive;

                  (D)      "including" means including without limitation;

                  (E) words in the singular include the plural and words in the plural include the singular;

                  (F) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (G) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

                  (H) the principal amount of any noninterest bearing or other discount security at any date shall be the amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (I) all references to the date the Notes were originally issued shall refer to the Issue Date; and

                  (J) all references to Sections of the Base Indenture shall refer to such sections as they have been revised pursuant to the terms of this First Supplemental Indenture.

         SECTION 1.04. GOVERNING LAW. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                                  ARTICLE TWO

                                  DEFINITIONS

         SECTION 2.01. DEFINITIONS.

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         (a)      Capitalized  terms  used  herein  and not  otherwise  defined herein  shall  have  the  respective  meanings  ascribed  thereto  in the  Base
Indenture.

         (b) For all purposes of this First Supplemental Indenture and the terms of the Base Indenture to the extent they are not modified or superseded by the terms of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

         "ADDITIONAL ASSETS" means:

         (1) any long lived assets (other than Capital Stock) used in a Related Business, in each case including leasehold interests with respect thereto with a term in excess of one year;

         (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

         (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

         "ADDITIONAL NOTES" means Securities issued under this Indenture after the Issue Date and in compliance with Sections 3.04 and 8.03, it being understood that any Securities issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note.

         "ADJUSTED  TREASURY RATE" means,  with respect to any Redemption Date,
(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 15, 2010, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.

         "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common

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control  with such  specified  Person.  For the  purposes  of this  definition,
"control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AMERICAN SANITARY ACQUISITION" means the purchase by the Company of substantially all of the assets of American Sanitary Incorporated.

         "APPLICABLE PREMIUM" means with respect to a Note at any Redemption Date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such Redemption Date of (i) the Redemption Price of such Note on June 15, 2010 (exclusive of any accrued interest) plus
(ii) all required remaining scheduled interest payments due on such Note through June 15, 2010 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such Redemption Date.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficiary interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of:

         (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

         (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

         (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

                  (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

                  (B) for purposes of Section 8.06 only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 8.04, (y) a disposition of all or substantially all the assets of the Company in accordance with
         Section 8.01 of the Base Indenture and (z) a disposition of all or any portion of the Company's direct or indirect interest in, or assets relating to, Buyers Access LLC;

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                  (C)      a disposition  of assets with a fair market value of
         less than $10.0 million;

                  (D)      the   disposition   of   cash  or   Temporary   Cash
         Investments;

                  (E) the disposition of inventory or obsolete, damaged or worn out equipment or assets in the ordinary course of business;

                  (F)      entering into Hedging Obligations;

                  (G) the creation of any Lien permitted under this Indenture (but not the sale or other disposition of the property subject to such Lien);

                  (H) any transfer or sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (H), investments received in exchange for the transfer of accounts receivable and related assets will be deemed to constitute cash if the Receivables Subsidiary or other payor is required to repay such investments as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

                  (I) the disposition of property or assets that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

                  (J) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries.

         "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

         (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by the amount of such payment by

         (2)      the sum of all such payments.

         "BANK INDEBTEDNESS" means all Obligations pursuant to any Credit Agreement (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding).

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

         "BOARD OF DIRECTORS" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "BORROWING BASE" means, as of any date, an amount equal to:

         (1) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis, plus

         (2) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis outstanding at any time; plus

         (3)      $100.0 million.

         "BUSINESS DAY" means each day which is not a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "CAPITAL STOCK" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "CERTIFICATED NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.05 of the Base Indenture substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Increases or Decreases in Global Note" attached thereto.

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

         (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Interline Delaware;

         (2) individuals who on the Issue Date constituted the Board of Directors of Interline Delaware (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Interline Delaware was approved by a vote of a majority of the directors of Interline Delaware then still in office who were either directors on the Issue Date or whose election or nomination

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

     for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

         (3) the adoption of a plan relating to the liquidation or dissolution of Interline Delaware;

         (4) the merger or consolidation of Interline Delaware with or into another Person or the merger of another Person with or into Interline Delaware, or the sale of all or substantially all the assets of Interline Delaware (determined on a consolidated basis) to another Person other than
     (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders; PROVIDED, HOWEVER, that the Permitted Holders will be deemed to control such Person if the Permitted Holders "beneficially own" 50% or more of the total voting power of the Voting Stock of such Person; or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Interline Delaware immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor or guarantor in respect of the Notes and a Subsidiary of the transferor of such assets; or

         (5) Interline Delaware, together with its wholly owned Subsidiaries, ceases to own 100% of the Voting Stock of the Company for any reason (other than the merger or consolidation of Interline Delaware and the Company with or into each other).

For purposes of the "Change of Control" definition, a Person shall not be deemed to have beneficial ownership of securities that it has the right to acquire pursuant to a stock purchase agreement, merger agreement or other similar agreement until such time as such Person's right to acquire such securities pursuant to such agreement is no longer subject to conditions that are beyond the control of such Person.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Trustee as having a maturity comparable to the remaining term of the Notes from the Redemption Date to June 15, 2010, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to June 15, 2010.

         "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such Redemption Date.

         "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are then available prior to the date of such determination (the "Reference Period") to (y) Consolidated Interest Expense for the Reference Period; PROVIDED, HOWEVER, that:

         (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving effect on a PRO FORMA basis to such Incurrence of Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period;

         (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving effect on a PRO forma basis to such discharge as if it had occurred on the first day of the Reference Period and as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

         (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for the Reference Period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for the Reference Period and Consolidated Interest Expense for the Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for the Reference Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

         (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

         (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and may include any applicable Pro Forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness is Incurred under a revolving credit facility and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the PRO FORMA calculation, to the extent that such Indebtedness was Incurred for working capital purposes.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

         (1)      interest expense attributable to Capital Lease Obligations;

         (2)      amortization of debt discount;

         (3)      non-cash interest expense;

         (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (5) net payments pursuant to Hedging Obligations in respect of Indebtedness;

         (6) accrued dividends in respect of all Disqualified Stock of such Person and any Preferred Stock of any Restricted Subsidiary of the Company to the extent held by Persons other than the Company or a Wholly Owned Subsidiary;

         (7)      interest   incurred  in  connection   with   Investments   in
     discontinued operations; and

         (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary;

MINUS, to the extent included in such total interest expense, (i) amortization or write off of debt issuance costs and (ii) any financing fees, tender premiums, call premiums and other non-recurring expenses in connection with the Transactions. However, Consolidated Interest Expense shall be calculated excluding unrealized gains or losses with respect to Hedging Obligations and any dividends or accretion or liquidation preference on any Capital Stock of the Company that is not Disqualified Stock.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

         (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                  (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

                  (B)      the  Company's  equity  in a net  loss  of any  such
         Person for such period shall be included in determining such Consolidated Net Income, but only to the extent the Company or a Restricted Subsidiary funded such net loss with cash and such funding did not constitute a Restricted Payment that reduced the amount of permitted Restricted Payments under Section 8.04;

         (2) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than any restrictions permitted pursuant to Section 8.05(1)(J)), except that:

                  (A) subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                  (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

         (3) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

         (4)      extraordinary gains or losses;

         (5) non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;

         (6) any non-cash goodwill impairment charges subsequent to the Issue Date resulting from the application of SFAS No. 142;

         (7) any amortization or write-offs of debt issuance or deferred financing costs and premiums and prepayment penalties, in each case, to the extent attributable to the Indebtedness being Refinanced or Incurred in connection with the Refinancing Transactions;

         (8) gains and losses realized upon the repayment or Refinancing of any Indebtedness of the Company or any Restricted Subsidiary;

         (9) gains and losses due solely to fluctuations in currency values and the related tax effects;

         (10)     unrealized   gains  and  losses   with   respect  to  Hedging
     Obligations;

         (11) the impact of any dividends or accretion of liquidation preference on any Capital Stock of the Company that is not Disqualified Stock;

         (12)     the cumulative  effect of a change in accounting  principles;
     and

         (13) so long as the Company is part of a consolidated group for tax purposes with Interline Delaware or another parent company, the excess (if any) of (a) the provision for income taxes of the Company and its consolidated Subsidiaries over (b) the sum of (x) the aggregate payments to Interline Delaware (or any other parent company) described in clause
     (2) of the definition of Permitted Payments to Interline Delaware and (y) the amount of any income taxes that the Company or its Subsidiaries paid directly to a taxing authority;

in each case, for such period. Notwithstanding the foregoing (i) for the purposes of Section 8.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted pursuant to Section 8.04(a)(3)(D) and (ii) there shall be deducted from

Consolidated Net Income in any period any Restricted Payments described in clause (1) of the definition of Permitted Payments to Interline Delaware and made during such period.

         "CONSOLIDATED TANGIBLE ASSETS" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after deducting therefrom, to the extent otherwise included, the amounts of:

         (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

         (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Company;

         (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

         (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

         (5)      treasury stock;

         (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

         (7)      Investments in and assets of Unrestricted Subsidiaries.

         "CREDIT AGREEMENT" means the Existing Credit Agreement or the New Credit Agreement, as the case may be.

         "CREDIT FACILITIES" means one or more debt facilities (which may be outstanding at the same time and including any Credit Agreement) providing for revolving credit loans, term loans, letters of credit, receivables financing, commercial paper or any form of debt securities (including convertible securities) and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or a portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

         "DEBT" has the meaning assigned to the term "Indebtedness" herein.

         "DEPOSITARY" means The Depository Trust Company ("DTC").

         "DESIGNATED SENIOR INDEBTEDNESS," with respect to a Person means:

         (1)      the Bank Indebtedness; and

         (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

         (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

         (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

         (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

         (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in
     Section 8.06 and Section 8.08; and

         (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

         The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following (without duplication) to the extent deducted in calculating such Consolidated Net Income:

         (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

         (2)      Consolidated Interest Expense;

         (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

         (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its consolidated Restricted Subsidiaries; and

         (5) non-recurring restructuring costs and non-recurring acquisition costs and fees, including integration costs and fees, duplicative facilities closing charges, expenses and payments directly attributable to employee reduction or employee relocation (including cash severance payments) and expenses and payments directly attributable to the termination of real estate leases or real estate sales and the relocation of distribution and call center facilities or branch facilities;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted (but for any restrictions permitted pursuant to Section 8.05(1)(J)) at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "EQUITY OFFERING" means any primary sale of Capital Stock (other than Disqualified Stock) of Interline Delaware (a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act but only to the extent to which the net proceeds from such sale are contributed to the common equity of the Company.

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "EXISTING CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of December 21, 2004, by and among Interline Delaware, the Company, the lenders party thereto, Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time, and any agreement (and related document or instrument) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.

         "EXISTING NOTES" means the Company's outstanding 11 1/2% Senior Subordinated Notes due 2011.

         "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value in excess of $5.0 million will be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Company.

         "FIRST   SUPPLEMENTAL   INDENTURE"   means  this  first   supplemental
indenture, as amended or supplemented from time to time.

         "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

         (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

         (2) statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;

         (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

         (4) except as otherwise provided by the terms of this Indenture, the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

         (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

         (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "GUARANTEE" shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GUARANTOR" means Interline Delaware or any Subsidiary Guarantor.

         "GUARANTY" means a Guarantee by Interline Delaware or a Subsidiary Guarantor of the Company's obligations with respect to the Notes contained in this Indenture.

         "GUARANTY AGREEMENT" means a supplemental indenture, substantially in the form of Exhibit B to this Indenture, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 8.03:

         (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

         (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms (or the accretion or accumulation of such dividends on Capital Stock); and

         (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

         "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

         (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

         (2)      all Capital Lease Obligations of such Person;

         (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

         (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

         (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or with respect to any Preferred Stock of any Restricted Subsidiary of such Person (but excluding, in each case, accrued dividends);

         (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

         (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

         (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

         Notwithstanding the foregoing, (i) in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments or earn out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; PROVIDED, HOWEVER, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter and (ii) Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity or obligations of such Person with respect to performance and surety bonds and completion guarantees entered into in the ordinary course of business.

         In the case of Indebtedness of any Person sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

         "INDENTURE" means the Base Indenture as supplemented by the First Supplemental Indenture.

         "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of the Company.

         "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a participant.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

         "INTERLINE   DELAWARE"  means  Interline  Brands,   Inc.,  a  Delaware
corporation, and its successors and assigns.

         "INTERLINE   DELAWARE  GUARANTY"  means  the  Guarantee  by  Interline
Delaware of the Company's obligations with respect to the Notes contained in this Indenture.

         "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

         For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 8.04:

         (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary;

     PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

         (2)

                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

         "ISSUE DATE" means June 23, 2006.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

         (1) all legal, title and recording tax expenses, underwriting discounts, commissions, investment banking fees and expenses, employee severance and termination costs, and other fees and expenses incurred (including, fees and expenses of counsel, brokers, finders, consultants, placement agents, accountants and investment advisors), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

         (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

         (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

         (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any adjustment in the sale price of such property or assets or any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including tax liabilities, pensions or other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition;

         (5)      payments   of   unassumed   liabilities   (not   constituting
     Indebtedness) relating to assets sold at the time of, or within 30 days after the date of, such Asset Disposition; and

         (6) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; PROVIDED, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

         "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "NEW CREDIT AGREEMENT" means the Credit Agreement dated as of the Issue Date by and among Interline Delaware, the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Lehman Commercial Paper Incorporated, as syndication agent, together with the related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time, and any agreement (and related document or instrument) governing Indebtedness incurred to Refinance (or increase), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

         "NOTES" means the Initial Notes and the Additional Notes issued under this Indenture.

         "OBLIGATIONS" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

         "OFFICER" means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or the Secretary of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "PARTICIPANT" means with respect to the Depositary, a Person who has an account with the Depositary.

         "PERMITTED HOLDERS" means Parthenon Investors, L.P., PCIP Investors, J&R Founders Fund and Parthenon Investors II, L.P., Sterling Investment Partners L.P., Michael J. Grebe, William E. Sanford, William R. Pray and any Related Party of the foregoing. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "BENEFICIALLY OWNED" by such Permitted Holder.

         "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

         (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

         (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

         (3)      cash and Temporary Cash Investments;

         (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

         (5) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

         (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

         (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

         (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 8.06;

         (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other

     Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

         (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

         (11)     any  Person  to  the  extent  such  Investments   consist  of
     Guarantees of Indebtedness or Hedging Obligations otherwise permitted under Section 8.03;

         (12) any Person to the extent such Investment consists of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

         (13) any Person to the extent such Investment consists of loans and advances to suppliers, licensees, franchisees or customers of the Company or any of the Restricted Subsidiaries made in the ordinary course of business; PROVIDED, HOWEVER, that the amount of Investments made pursuant to this clause (13) do not exceed $5.0 million at any time outstanding;

         (14) Persons to the extent such Investments are in existence on the Issue Date;

         (15) any joint venture engaged in a Related Business, to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) outstanding on the date such Investment is made, do not exceed $15.0 million;

         (16) a Receivables Subsidiary, or any Investment by a Receivables Subsidiary in another Person, in each case in connection with a Qualified Receivables Transaction; PROVIDED, HOWEVER, that such Investment is in the form of a purchase money note, equity or residual interest or limited liability company interest; and

         (17) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (17) outstanding on the date such Investment is made, do not exceed the greater of (x) $25.0 million and (y) 4% of Total Assets.

         "PERMITTED PAYMENTS TO INTERLINE DELAWARE" means, without duplication as to amounts:

         (1) any Restricted Payment made to Interline Delaware (or any other parent company) to be used by Interline Delaware (or such parent company) solely (A) to pay its franchise taxes and other fees required to maintain its corporate existence, (B) to pay for general corporate and overhead expenses (including salaries and other compensation of the employees and directors, board activities, insurance, legal (including litigation, judgments and settlements), accounting, corporate reporting, administrative and other general operating expenses) incurred by Interline

     Delaware (or such parent  company) in the ordinary  course of business and
     (C) to pay expenses incurred in connection with offerings of securities, debt financings or acquisition or disposition transactions; PROVIDED, HOWEVER, that all such Restricted Payments pursuant to this clause (1) shall not exceed in the aggregate $10.0 million per year; and

         (2) payments to Interline Delaware (or any other parent company) in respect of income taxes of the Company and its any Subsidiaries ("TAX PAYMENTS"); PROVIDED, HOWEVER, that the aggregate Tax Payments shall not exceed (i) the aggregate amount of the relevant tax (including any penalties and interest) that the Company would owe after the Issue Date for United States Federal, state and local income tax purposes filing a separate tax return (or a consolidated or combined return with any Subsidiaries of the Company that are members of a consolidated or combined group with Interline Delaware (or such parent company), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and its Subsidiaries, less (ii) the amount of any income taxes that the Company or its Subsidiaries pay directly to a taxing authority after the Issue Date.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "PRO FORMA ADJUSTMENTS" means, with respect to any period, the reduction in costs or other adjustments, as applicable, that are

         (1) directly attributable to a business or asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date;

         (2) implemented by the business that was the subject of any such asset acquisition within one year prior to the date of the business or asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business; or

         (3) subject to a plan being implemented or to be implemented by the Company or any Restricted Subsidiary in connection with the business being acquired and reasonably likely to be completed within one year following such acquisition and that are supportable and quantifiable by the underlying accounting records of the Company, such Restricted Subsidiary or such business as set forth in an officer's certificate from the Chief Financial Officer of the Company;

in each case as if all such reductions in costs or other adjustments had been effected as of the beginning of such period.

         "PROSPECTUS" means the prospectus dated May 23, 2006, together with the final prospectus supplement dated June 9, 2006 used in connection with the offering of the Notes.

         "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "QUOTATION AGENT" means the Reference Treasury Dealer selected by the Company.

         "RECEIVABLES SUBSIDIARY" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable or related assets (including contract rights) and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any of its Restricted Subsidiaries (but excluding customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset (including contract rights) of the Company or any of its Restricted Subsidiaries (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than customary fees payable in connection with servicing accounts receivable and (c) with which neither the Company or any of its Restricted Subsidiaries has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

         "REFERENCE TREASURY DEALER" means Lehman Brothers Inc., J.P. Morgan Securities Inc. and their respective successors and assigns and one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

         "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, replace, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

         (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

         (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

         (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus (i) accrued interest on the Indebtedness being Refinanced and (ii) fees and expenses, including any premium and defeasance or discharge costs) under the Indebtedness being Refinanced; and

         (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "REFINANCING TRANSACTIONS" has the meaning ascribed to such term in the Prospectus under the section entitled "Summary - The Transactions."

         "RELATED BUSINESS" means any business (including, without limitation, the maintenance, repair and operations products distribution business) in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date, any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date, any business that is a reasonable extension of, or is necessary or desirable to facilitate, any such business engaged in by the Company on the Issue Date or any business to the extent it is immaterial in size compared to the Company's business as a whole.

         "RELATED PARTY" means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity.

         "REPRESENTATIVE" means, any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

         "RESTRICTED PAYMENT" with respect to any Person means:

         (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or through accretion or accumulation of such dividends on such Capital Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

         (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

         (3)      the  purchase,  repurchase,  redemption,  defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

         (4)      the  making  of  any  Investment   (other  than  a  Permitted
     Investment) in any Person.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURED INDEBTEDNESS" means any Indebtedness of the Company secured by a Lien.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SENIOR   DEBT"  has  the  meaning   assigned  to  the  term   "Senior
Indebtedness".

         "SENIOR INDEBTEDNESS" means with respect to any Person:

         (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

         (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or PARI PASSU in right of payment to the Notes or the Guaranty of such Person, as the case may be; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

         (1)      any   obligation  of  such  Person  to  the  Company  or  any
     Subsidiary of the Company;

         (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

         (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

         (4) any Indebtedness or other Obligation of such Person which is by its express terms subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person;

         (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holders of such obligation or their Representative shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture); or

         (6)      any  obligations  of such Person with  respect to any Capital
     Stock.

         "SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to a Person, the Notes and the Existing Notes (in the case of the Company), the Subsidiary Guaranty and the guarantee of the Existing Notes (in the case of a Subsidiary Guarantor) and the Interline Delaware Guaranty (in the case of Interline Delaware) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes or such Subsidiary Guaranty or the Interline Delaware Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any
Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "SUBORDINATED OBLIGATION" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty or the Interline Delaware Guaranty, of such Person, as the case may be, pursuant to a written agreement to that effect.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

         (1)      such Person;

         (2)      such Person and one or more Subsidiaries of such Person;
     or

         (3)      one or more Subsidiaries of such Person.

         "SUBSIDIARY GUARANTOR" means Wilmar Holdings, Inc., Wilmar Financial, Inc., Glenwood Acquisition LLC and each other Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture.

         "SUBSIDIARY GUARANTY" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

         "TEMPORARY CASH INVESTMENTS" means any of the following:

         (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

         (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

         (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause
     (2) above;

         (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

         (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

         "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet for the most recently ended fiscal quarter for which internal financial statements are available.

         "TRANSACTIONS" has the meaning ascribed to such term in the Prospectus under the section entitled "Summary - The Transactions."

         "TRUSTEE" means The Bank of New York Trust Company, N.A., until a successor replaces it and, thereafter, means the successor.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the Issue Date.

         "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "UNRESTRICTED SUBSIDIARY" means:

         (1)      any   Subsidiary   of  the  Company   that  at  the  time  of
     determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

         (2)      any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 8.04.

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 8.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "VOTING STOCK" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "WHOLLY  OWNED  SUBSIDIARY"  means  a  Restricted  Subsidiary  all the
Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 2.02.  OTHER DEFINITIONS.

                          Term                              Defined in Section
------------------------------------------------------      ------------------
"Affiliate Transaction"...............................      8.07(a)
"Bankruptcy Law"......................................      5.01
"Blockage Notice".....................................      11.03
"Change of Control Offer".............................      8.08(b)
"covenant defeasance".................................      4.03
"Custodian"...........................................      5.01
"Event of Default"....................................      5.01
"Global Note Legend"..................................      3.01(a)
"Guaranteed Obligations"..............................      10.01
"Offer"...............................................      8.06(b)
"Offer Amount"........................................      8.06(c)(2)
"Offer Period"........................................      8.06(c)(2)
"Payment Blockage Period".............................      9.03
"Payment Default".....................................      9.03
"Purchase Date".......................................      8.06(c)(1)
"Successor Company"...................................      6.01(a)(1)


                                 ARTICLE THREE

                                 FORM OF NOTES

         SECTION 3.01.  FORM AND DATING.

Sections 2.01, 2.02, 2.03 and 2.04 of the Base Indenture are hereby modified and superceded as follows:

         (a) Notes will be initially represented by one or more registered global notes. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

         (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the legend indicated in Section 2.06 of the Base Indenture (the "Global Note Legend" thereon and the "Schedule of Increases or Decreases in Global Note" attached thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Increases or Decreases in Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made in accordance with Section 2.05 of the Base Indenture.

         SECTION 3.02.  DENOMINATIONS.

Section 3.02 of the Base Indenture is hereby modified and superceded as follows in respect of the Notes:

The Notes shall be issuable in denominations of $2,000 and any greater $1,000 multiples thereof.

         SECTION 3.03.  REGISTRATION, TRANSFER AND EXCHANGE.

Section 3.05 of the Base Indenture is hereby modified and superseded by the addition of the following provisions:

         (a) TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by the Depositary to a successor Depositary or a nominee of such successor Depositary. Global Notes shall be exchanged by the Company for Certificated Notes if (i) the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or (iii) there has occurred and is continuing a Default or an Event of Default with respect to the Notes entitling the Holder to accelerate the maturity of the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Certificated Notes shall be issued in such names as the Participants and Indirect Participants and the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.06 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.05 or
Section 3.04 or 3.06 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.05(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.05(b) or (c) below.

         (b) TRANSFER OF BENEFICIAL INTERESTS IN GLOBAL NOTES TO CERTIFICATED NOTES. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, the transferor of such beneficial interest must deliver to the Registrar (l) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of the aforementioned conditions and confirmation that Certificated Notes are permitted to be issued under this Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.05(d) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 3.05(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 3.05(b) shall not bear the Global Note Legend.

         (c)      LEGENDS.   Each   Global   Note   issued   under  this  First
Supplemental Indenture shall bear a legend in substantially the form as specified in Section 2.06 of the Base Indenture.

         (d) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.09 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         SECTION 3.04. ADDITIONAL NOTES. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 8.03, to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and first interest payment date. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture.

         With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

                  (A) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 8.03 that the Company is relying upon to issue such Additional Notes; and

                  (B) the issue price, the issue date and the CUSIP number of such Additional Notes; PROVIDED, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code.

                                  ARTICLE FOUR

              SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Article 4 of the Base Indenture is hereby modified by the addition of the following sections:

         SECTION 4.01. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

         SECTION 4.02. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article 4 of the Base Indenture and Article Four of the First Supplemental Indenture, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Article 4 of the Base Indenture and Article Four of the First Supplemental Indenture; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

         SECTION 4.03. COVENANT DEFEASANCE.

Section 13.03 of the Base Indenture is hereby modified and superceded as follows in respect of the Notes:

         (a) Section 13.03. COVENANT DEFEASANCE. Upon the Company's exercise of the option provided in Section 13.01 to obtain a covenant defeasance with respect to the Outstanding Notes, the Company shall be released from

         (1)      its  obligations   under  the  Base  Indenture   (except  its
     obligations  under Sections 3.04, 3.05,  3.06,  5.06,  5.09, 6.10,  10.01,
     10.02, 10.03, 10.04 and 10.05 of the Base Indenture);

         (2)      its obligations  under Section 8.02,  8.03, 8.04, 8.05, 8.06,
     8.07,  8.08 and 8.09  and the  operation  of  Sections  5.01(4),  5.01(6),
     5.01(7), 5.01(8) and 5.01(9) of the First Supplemental Indenture (but, in the case of Sections 5.01(7) and (8), with respect only to Subsidiary Guarantors and Significant Subsidiaries); and

         (3) the limitations contained in Section 6.01(a)(3) of the First Supplemental Indenture,
         with respect to the Notes on and after the date the applicable conditions set forth in Section 13.04 are satisfied (hereinafter, "covenant defeasance"). Covenant defeasance shall mean that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in the Base Indenture (except its obligations under Sections 3.04, 3.05, 3.06, 5.06, 5.09, 6.10, 10.01, 10.02, 10.03, 10.04 and 10.05) and the provisions set forth in clauses (2) and (3) above, whether directly or indirectly by reason of any reference elsewhere herein or by reason of any reference to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 5.01, and the remainder of this Indenture and of the Notes shall be unaffected thereby. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 5.01(4), 5.01(6), 5.01(7), 5.01(8) and 5.01(9) of the First Supplemental Indenture (but, in the case of Sections 5.01(7) and (8), with respect only to Subsidiary Guarantors and Significant Subsidiaries) or because of the failure of the Company to comply with Section 6.01(a)(3) of the First Supplemental Indenture. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Guaranty simultaneously with the exercise of either such option.

                                 ARTICLE FIVE

                                    REMEDIES

         SECTION 5.01. EVENTS OF DEFAULT.

Section 5.01 of the Base Indenture is hereby modified and superceded as follows:

An "Event of Default" occurs if:

         (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article Nine of the First Supplemental Indenture, and such default continues for a period of 30 days;

         (2) the Company (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon special mandatory redemption, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article Nine of the First Supplemental Indenture, or (ii) fails to purchase Notes when required pursuant to this Indenture or the Notes, whether or not such purchase shall be prohibited by Article Nine of the First Supplemental Indenture;

         (3)      the Company fails to comply with its obligations  pursuant to
     Section 6.01;

         (4)      the Company or any Restricted Subsidiary fails to comply with
     Section 8.02,  8.03,  8.04,  8.05,  8.06, 8.07, 8.08 or 8.09 (other than a failure to purchase  Notes validly  tendered  when required  under Section
     8.06 or 8.08) and such failure continues for 30 days after the notice specified below;

         (5) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

         (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million;

         (7) the Company, a Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)      commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

         (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company, a Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company, a Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company, a Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

         (9) any judgment or decree for the payment of money in excess of $20.0 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

         (10) the Interline Delaware Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Interline Delaware Guaranty or such Subsidiary Guaranty) and such default continues for 10 days or Interline Delaware or any Subsidiary Guarantor denies or disaffirms its obligations under its Interline Delaware Guaranty or its Subsidiary Guaranty, as the case may be.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (4) or (5) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 5.02. ACCELERATION.

Section 5.02 of the Base Indenture is hereby modified and superceded as follows:

If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately, PROVIDED that if any Bank Indebtedness is outstanding at such time, neither the Company nor any Guarantor shall make any payment with respect to the Notes until five Business Days after the Representatives of all the issues of Bank Indebtedness receive written notice of such acceleration and, thereafter any such payment shall be made only if the provisions of Article Nine and Article Eleven do not restrict payment at such time. If an Event of Default specified in Section 5.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Upon  payment  of all  such  principal  and  interest,  all  of  the  Company's
obligations  under  the  Notes  and  the  Indenture  shall  terminate,   except
obligations under Section 6.07 of the Base Indenture.

         SECTION 5.03. APPLICATION OF MONEY COLLECTION.

Section 5.06 of the Base Indenture is hereby modified and superceded as follows:

If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

         FIRST:   to the Trustee for amounts due under Section 6.07 of the Base
     Indenture;

         SECOND: to holders of Senior Indebtedness of the Company, Interline Delaware and the Subsidiary Guarantors, to the extent required by Article Nine and Article Eleven of the First Supplemental Indenture;

         THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         FOURTH:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.06. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                                  ARTICLE SIX

                 CONSOLIDATION, MERGER, LEASE, SALE OR TRANSFER

         SECTION 6.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.

Sections 8.01 and 8.02 of the Base Indenture are hereby modified and superceded as follows:

         Section 8.01. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

         (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

         (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

         (3) immediately after giving PRO FORMA effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 8.03(a) of the First
     Supplemental Indenture; or (B) the Successor Company would have a Consolidated Coverage Ratio that would be equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction; and

         (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

PROVIDED, HOWEVER, that Section 8.01(a)(3) of the Base Indenture will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or any Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or forming a holding company for the Company.

         For purposes of this Section 8.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

         (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company) or otherwise ceases to be a Subsidiary Guarantor as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 8.06 of the First Supplemental Indenture in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

         (2) immediately after giving effect to such transaction or transactions on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

         (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture;

PROVIDED, HOWEVER, that this Section 8.01(b) shall not be applicable to any Subsidiary Guarantor that consolidates with, merges with or into or conveys, transfers or leases, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Subsidiary Guarantor.

         Section 8.02. [Intentionally omitted.]


                                 ARTICLE SEVEN

                            SUPPLEMENTAL INDENTURES

         SECTION 7.01. WITHOUT CONSENT OF HOLDERS.

Section 9.01 of the Base Indenture is hereby modified and superceded as follows:

The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

         (1)      to cure any ambiguity, omission, defect or inconsistency;

         (2)      to  comply  with  Article  Six  of  the  First   Supplemental
     Indenture and Article 8 of the Base Indenture;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in
     Section 163(f)(2)(B) of the Code;

         (4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

         (5) to add to the covenants of the Company, Interline Delaware or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company, Interline Delaware or a Subsidiary Guarantor;

         (6) to make any change that does not adversely affect the rights of any Holder;

         (7) to conform the text of this Indenture, the Notes, the Interline Delaware Guaranty and the Subsidiary Guaranties to any provision of the "Description of the Notes" section of the Prospectus to the extent that such provision in the "Description of the Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Interline Delaware Guaranty and the Subsidiary Guaranties;

         (8) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act; or

         (9) to make any change in Article Nine of the First Supplemental Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or of a Subsidiary Guarantor (or Representatives therefor) under Article Nine or Article Eleven of the First Supplemental Indenture.

         An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article Nine or Article Eleven of the First Supplemental Indenture of any holder of Senior Indebtedness of the Company or a Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

                    SECTION 7.02. WITH CONSENT OF HOLDERS.

Section 9.02 of the Base Indenture is hereby modified and superceded as follows:

The Company, the Guarantors and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected thereby, an amendment may not:

         (1) reduce the amount of Notes whose Holders must consent to an amendment;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3) reduce the principal amount of or extend the Stated Maturity of any Note;

         (4) change the provisions applicable to the redemption of any Note contained in Article 11 of the Base Indenture or paragraph 5 of the Notes (other than the notice provisions with respect thereto);

         (5) make any Note payable in money other than that stated in the Note;

         (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

         (7) make any changes in Article Nine or Article Eleven of the First Supplemental Indenture that would adversely affect the Holders;

         (8) make any change in Section 5.08 or 5.13 in the Base Indenture or this second sentence of this Section 9.02; or

         (9)      make any change in, or release other than in accordance  with
     Section 13.01 of the Base Indenture or Section 10.06 of the First Supplemental Indenture or, any Guaranty that would adversely affect the Holders.

         It shall not be  necessary  for the consent of the Holders  under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article Nine or Article Eleven of the First Supplemental Indenture of any holder of Senior Indebtedness of the Company or of a Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

         SECTION 7.03. COMPLIANCE WITH TRUST INDENTURE ACT.

Section 9.05 of the Base Indenture is hereby modified and superceded as follows:

Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 7.04. ADDITIONAL SECTIONS. Article 9 of the Base Indenture is hereby modified by the addition of the following sections:

         (a) NOTATION ON OR EXCHANGE OF NOTES. If an amendment or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         (b) TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 6.01 of the Base Indenture) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 7.05. AMENDMENTS TO BASE INDENTURE AND OTHER SERIES OF SECURITIES. For avoidance of doubt, it is understood and agreed that this First Supplemental Indenture shall not restrict any amendment or modification or revision to the Base Indenture or any series of Securities (other than the Notes) that is permitted by the Base Indenture and the terms of such Securities do not apply to the Notes and this First Supplemental Indenture.


                                 ARTICLE EIGHT

                              ADDITIONAL COVENANTS

         SECTION 8.01. PAYMENT OF NOTES.

Section 10.01 of the Base Indenture is hereby modified and superceded as follows:

The Company shall promptly pay or cause to be paid the principal of an interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

         SECTION 8.02. SEC REPORTS. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections. Notwithstanding the foregoing, the Company may satisfy such requirements to the extent Interline Delaware (or any other parent company of the Company) files and provides such information with respect to Interline Delaware (or such parent company, if applicable), Interline Delaware (or such parent company, if applicable) owns directly or indirectly all of the common stock of the Company and Interline Delaware (or such parent company, if applicable) Guarantees the Notes. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (b) The Company shall comply with the applicable provisions of ss. 314(a) of the Trust Indenture Act.

         SECTION 8.03. LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence after giving effect thereto on a PRO FORMA basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

         (b)      Notwithstanding   Section   8.03(a),   the  Company  and  the
Restricted  Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

         (1)      Indebtedness  Incurred  by  the  Company  or  any  Subsidiary
     Guarantor pursuant to any Credit Facility; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this Section 8.03(b)
     (1) and then outstanding does not exceed the greater of (a) $355.0 million or (b) the Borrowing Base as of the date of such incurrence, in each case less the sum of all principal payments made with respect to such Indebtedness pursuant to Section 8.06(a)(3)(A) (PROVIDED that in no event shall the amount in this Section 8.03(b)(1) be reduced below $100.0 million);

         (2) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon; (B) if the Company is the obligor on such Indebtedness, such Indebtedness is unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and
     (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is unsecured and expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

         (3)      the Notes (other than any Additional Notes);

         (4) Indebtedness outstanding on the Issue Date, including the Existing Notes (other than Indebtedness described in clause (b)(1), (2) or
     (3) of this Section 8.03);

         (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition after giving PRO FORMA effect thereto, the Company would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 8.03(a);

         (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 8.03(a) or pursuant to clause (3), (4) or (5) or this clause (6) of Section 8.03(b);

         (7) Hedging Obligations entered into in the ordinary course of business of the Company and the Restricted Subsidiaries and not for the purpose of speculation;

         (8) obligations in respect of one or more standby letters of credit, performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

         (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its Incurrence;

         (10) the Guarantee or co-issuance by any Subsidiary Guarantor of any Indebtedness otherwise permitted to be Incurred pursuant to this Indenture;

         (11) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (11) and outstanding on the date of such Incurrence, does not exceed the greater of (x) $15.0 million or (y) 5% of Consolidated Tangible Assets determined as of the most recent practical date (as adjusted for any significant disposition of assets since such date);

         (12) Indebtedness of a Receivables Subsidiary Incurred pursuant to a Qualified Receivables Transaction;

         (13) Indebtedness Incurred by Foreign Subsidiaries which, when taken together with all other Indebtedness Incurred pursuant to this clause (13) and outstanding on the date of such Incurrence, does not exceed $20.0 million;

         (14)     Indebtedness   representing    indemnification    obligations
     relating to the acquisition of any business or assets or any disposition of any business or assets;

         (15) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other
     Indebtedness of the Company and the Restricted Subsidiaries Incurred pursuant to this clause (15) and outstanding on the date of such Incurrence, does not exceed $50.0 million.

         (c)      For purposes of determining compliance with this Section 8.03:

         (1) any Indebtedness remaining outstanding under the Existing Credit Agreement (or the New Credit Agreement, if applicable) after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under Section 8.03(b)(1);

         (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in Section 8.03(a) or (b), the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in Section 8.03(a) or one of the clauses of
     Section 8.03(b);

         (3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in
     Section 8.03(a) or (b); and

         (4) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in
     Section 8.03(b) (other than pursuant to clause (1) of Section 8.03(b)) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to Section 8.03(a) or another clause in Section 8.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new paragraph or clause at the time of such reclassification.

         (d) Notwithstanding Sections 8.03(a) and (b), neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in right of payment in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes or the relevant Subsidiary Guaranty, as applicable) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

         SECTION 8.04. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (1) a Default shall have occurred and be continuing (or would result therefrom);

         (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 8.03(a); or

         (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                  (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter commencing July 1, 2006 to the end of the most recent fiscal quarter for which internal financial statements are then available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

                  (B) the sum of (x) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) an issuance or sale to a Subsidiary of the Company, (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Company or any of its Subsidiaries and (iii) an issuance or sale to an employee if such employee has received any loan or advance made pursuant to clause (6) under the definition of "Permitted Investment," except, with respect to clause (iii), to the extent such loan or advance is repaid by such employee in cash other than with the proceeds from a Permitted Investment), (y) 100% of the Fair Market Value of property or assets (other than cash, Indebtedness and Capital Stock, except that Capital Stock of a Person that is or becomes a Restricted Subsidiary shall be valued in accordance with the Company's interest in the Fair Market Value of such Person's property and assets) that is received by the Company subsequent to the Issue Date in exchange for Capital Stock (other than Disqualified Stock) of the Company (other than any such property or assets received from a Subsidiary of the Company) or as a capital contribution from its shareholders and (z) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; PLUS

                  (C) the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or a Restricted Subsidiary upon such conversion or exchange); PROVIDED, HOWEVER, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); PLUS

                  (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         (b)      The provisions of Section 8.04(a) shall not prohibit:

         (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Company or any of its Subsidiaries) or a substantially concurrent cash capital contribution received by the Company from its shareholders; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 8.04(a)(3)(B) above;

         (2) any purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to Section 8.03; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

         (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 8.04; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

         (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Interline Delaware, the Company or any of their Subsidiaries from employees, former employees, directors or former directors of Interline Delaware, the Company or any of their Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment, severance, compensation or shareholder agreements) or plans (or amendments thereto) approved by the Board of Directors of Interline Delaware or the Company, as the case may be, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that (x) the aggregate amount of such repurchases and other acquisitions shall not exceed $7.0 million or (y) the aggregate amount of such repurchases and other acquisitions in any fiscal year shall not exceed $2.5 million; PROVIDED FURTHER, HOWEVER, that the aggregate amount of Restricted Payments permitted (but not made) pursuant to this Section 8.04(b)(4) in any one fiscal year may be carried forward to any succeeding fiscal year; PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

         (5) payments of dividends on Disqualified Stock issued pursuant to Section 8.03; PROVIDED, HOWEVER, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

         (6) Restricted Payments made with Net Available Cash from Asset Dispositions remaining after application thereof as required by Section 8.06; PROVIDED, HOWEVER, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; (7) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; PROVIDED, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

         (8) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 8.03(b)(2); PROVIDED, HOWEVER, that no Default has occurred and is continuing or would otherwise result therefrom; PROVIDED FURTHER, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

         (9) Permitted Payments to Interline Delaware; PROVIDED, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

         (10) Restricted Payments made to Interline Delaware to fund dividends on its common stock; PROVIDED, HOWEVER, that the aggregate amount of such Restricted Payments in any year does not exceed 3% of the aggregate cash received by the Company from Interline Delaware from Equity Offerings after the Issue Date; PROVIDED FURTHER, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or

         (11) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this Section 8.04(b), does not exceed the greater of (x) $75.0 million or (y) 8.5% of Total Assets; PROVIDED, HOWEVER, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and
     (B) such payments shall be excluded in the calculation of the amount of Restricted Payments.

         SECTION 8.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the

Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

         (1)      with respect to clauses (a), (b) and (c),

                  (A)      any  encumbrance  or  restriction   pursuant  to  an
         agreement (including the indentures governing the Notes and the Existing Notes and the Existing Credit Agreement) in effect at or entered into on the Issue Date;

                  (B) any encumbrance or restriction pursuant to the New Credit Agreement as in effect on the date of consummation of the American Sanitary Acquisition;

                  (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement existing on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (D)      any  encumbrance  or  restriction   pursuant  to  an
         agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 8.05(1)(A), 8.05(1)(B) or 8.05(1)(C) or this Section 8.05(1)(D) or contained in any amendment to an agreement referred to in Section 8.05(1)(A), 8.05(1)(B) or 8.05(1)(C) or this Section 8.05(1)(D); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable taken as a whole to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (E) any encumbrance or restriction consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness solely as a result of a Lien on such asset;

                  (F) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (G)      any   encumbrance   or   restriction   pursuant   to
         applicable law, regulation or order;

                  (H) any encumbrance or restriction pursuant to the terms of Indebtedness Incurred under Section 8.03(b)(15);

                  (I) any encumbrance or restriction pursuant to the terms of Indebtedness Incurred under Section 8.03(b)(11); PROVIDED, HOWEVER, that such encumbrance or restriction is limited to the assets being financed and proceeds thereof;

                  (J) any encumbrance or restriction pursuant to the terms of Indebtedness Incurred by a Foreign Subsidiary; PROVIDED, HOWEVER, such encumbrance or restriction is limited to the Foreign Subsidiary Incurring such Indebtedness;

                  (K) any encumbrance or restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Issue Date; and

                  (L) any encumbrance or restriction pursuant to the terms of any agreement entered into in connection with any Qualified Receivables Transaction; PROVIDED, HOWEVER, that such encumbrance or restriction applies only to a Receivables Subsidiary;

                  (M) any encumbrance or restriction pursuant to an agreement with a governmental entity providing for developmental financing on terms which are more favorable (at the time such agreement is entered into) than those available from third party financing sources;

                  (N) provisions with respect to the disposition or distribution of assets or property or the transfer of ownership interests in joint venture agreements, partnership, limited liability and other similar agreements;

                  (O) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; and

                  (P) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

         (2)      with respect to clause (c) only of this Section 8.05,

                  (A) any encumbrance or restriction consisting of customary nonassignment or subletting provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

                  (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

         SECTION 8.06. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

         (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company or the chief financial or accounting officer of the Company, as evidenced by an Officer's Certificate certifying compliance with the foregoing condition, of the shares and assets subject to such Asset Disposition;

         (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

         (3)      an amount equal to 100% of the Net  Available  Cash from such
     Asset   Disposition  is  applied  by  the  Company  (or  such   Restricted
     Subsidiary, as the case may be)

                  (A) FIRST, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Preferred Stock or Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; PROVIDED, HOWEVER, that the Company or such Restricted Subsidiary shall be deemed to have applied Net Available Cash in accordance with this clause (B) within such 12-month period if, within such 12-month period, it has entered into a binding commitment or agreement to invest such Net Available Cash and continues to use all reasonable efforts to so apply such Net Available Cash as soon as practicable thereafter; PROVIDED FURTHER, HOWEVER, that such Net Available Cash is applied on the earlier of (x) a date which is 18 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or (y) promptly upon any abandonment or termination of such commitment or agreement;

                  (C)      THIRD,  to the  extent  of the  balance  of such Net
         Available Cash after application in accordance with Section 8.06(a)(3)(A) and Section 8.06(a)(3)(B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture; and

                  (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with Section 8.06(a)(3)
         (A), (B) and (C), for any purpose not prohibited by the terms of this Indenture;

PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Section 8.06(a)(3) (A) or (C), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

         Notwithstanding the foregoing provisions of this Section 8.06, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 8.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions on or after the Issue Date which is not applied in accordance with this Section 8.06 exceeds $10.0 million. Pending application of Net Available Cash pursuant to this
Section 8.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce Senior Indebtedness.

         For the purposes of this Section 8.06(a), the following are deemed to be cash or cash equivalents:

         (1) the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

         (2) the fair market value of any assets (other than securities, unless such securities represent Capital Stock in an entity engaged in a Related Business, such entity becomes a Restricted Subsidiary and the Company or a Restricted Subsidiary acquires voting and management control of such entity) received by the Company or any Restricted Subsidiary to be used by it in the business of the Company or such Restricted Subsidiary; and

         (3)      securities   received  by  the  Company  or  any   Restricted
     Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

         (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to Section 8.06(a)(3)(C), the Company shall purchase Notes tendered pursuant to an offer (an "Offer") by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 8.06(c). If the aggregate purchase price of the Notes (and any other Senior Subordinated Indebtedness of the Company) tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the Notes and other Senior
Subordinated Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be minimum denominations of $2,000 principal amount or $1,000 multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated

Indebtedness of the Company) pursuant to this Section 8.06 if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer pursuant to this Section 8.06, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

         (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as described in Section 8.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall state (A) that the Company has become obligated to make an Offer, (B) the aggregate principal amount of Notes that is subject to such Offer, (C) the purchase price, (D) the circumstances and relevant facts regarding such Asset Disposition, (E) the Purchase Date, (F) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Notes purchased and (G) such other information as the Company may deem necessary.

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Subordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 8.06(a) and (b). On or prior to each Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount in cash equal to the applicable Offer Amount. If the Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements reasonably satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 8.06.

                  (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (4) At the time the Company delivers Note to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this
         Section 8.06. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 8.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 8.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 8.06 by virtue of its compliance with such securities laws or regulations.

         SECTION 8.07. LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless:

         (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's length dealings with a Person who is not an Affiliate;

         (2) if such Affiliate Transaction involves an amount in excess of $5.0 million, the material terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in Section 8.07(a)(1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company; and

         (3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who was not an Affiliate.

Notwithstanding Section 8.07(a)(2), in the event that there are no disinterested members of the Board of Directors in any Affiliate Transaction, such Affiliate Transaction shall be permitted to exist so long as an Independent Qualified Party has determined the terms of such Affiliate

Transaction to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

         (b)      The provisions of Section 8.07(a) shall not prohibit:

                  (1) any Investment (other than a Permitted Investment (except for Permitted Investments described in clause (3) of the definition thereof)) or other Restricted Payment, in each case permitted to be made pursuant to Section 8.04 or any Investment in an Unrestricted Subsidiary constituting a Permitted Investment;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or severance arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

                  (3) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

                  (4) the payment of reasonable compensation or employee benefits to, and the provision of an indemnity for the benefit of, directors, officers or employees of the Company or its Restricted Subsidiaries in the ordinary course of business;

                  (5) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

                  (6) any commercial banking, commercial lending, investment banking, brokerage, securities trading, market making, money management, financial advisory or other similar transaction, including the payment of customary fees with respect thereto, with an Affiliate of J.P. Morgan Partners, LLC that is approved by a majority of the directors of the Company disinterested with respect to such transaction;

                  (7) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

                  (8) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

                  (9) any agreement that provides registration rights to the shareholders of the Company;

                  (10) any merger, consolidation or reorganization of the Company with (i) an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Company in a new jurisdiction or (ii) Interline Delaware;

                  (11)     any  transaction   with  a  Receivables   Subsidiary
         pursuant to a Qualified Receivables Transaction;

                  (12) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and one or more Subsidiaries, on the one hand, and any other Person with which the Company and such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess the payments described in clause (2) of the definition of Permitted Payments to Interline Delaware;

                  (13) indemnification agreements with, and the payment of the fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business;

                  (14) any employment, deferred compensation, consulting, noncompetition, confidentiality or similar agreement entered into by the Company and its Restricted Subsidiaries with its employees or directors in the ordinary course of business; and

                  (15) any agreement as in effect on the Issue Date and described in the Prospectus or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

         SECTION 8.08. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 8.08(b). In the event that at the time of such Change of Control the terms of any Senior Indebtedness of the Company restrict or prohibit the purchase of Notes pursuant to this Section 8.08, then prior to the mailing of the notice to Holders provided for in Section 8.08(b) below but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing all such Senior Indebtedness to permit the repurchase of the Notes as provided for in Section 8.08(b).

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "CHANGE OF CONTROL OFFER") stating:

         (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

         (2) the circumstances and relevant facts regarding such Change of Control;

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

         (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

         (4) the instructions, as determined by the Company, consistent with this Section 8.08, that a Holder must follow in order to have its Notes purchased.

         (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

         (d) On the purchase date, all Notes purchased by the Company under this Section 8.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) Notwithstanding the foregoing provisions of this Section 8.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8.08 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 8.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 8.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 8.08 by virtue of its compliance with such securities laws or regulations.

         SECTION 8.09. FUTURE GUARANTORS. The Company shall cause each domestic Restricted Subsidiary (other than a Receivables Subsidiary) that is not then a Subsidiary Guarantor and that Guarantees any Indebtedness under any Credit Facility (other than Indebtedness Incurred pursuant to Sections 8.03(b)(5),
(b)(8), (b)(11), (b)(13) and (b)(15)) to, in each case at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

         SECTION 8.10. COMPLIANCE CERTIFICATE.

The first two sentences of Section 10.03(a) of the Base Indenture are hereby modified and superceded as follows:

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.

         SECTION 8.11. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee or otherwise as necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE NINE

                                 SUBORDINATION

Article 14 of the Base Indenture is hereby modified and superceded as follows:

         SECTION 9.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness and other Obligations evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment of all Obligations with respect to Senior Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 14 shall be subject to Section 9.12 of the First Supplemental Indenture.

         SECTION 9.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation or any total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership, winding-up, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property, whether voluntary or involuntary:

         (1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of all Obligations with respect to all such Senior Indebtedness before Holders shall be entitled to receive any payment with respect to the Notes;

         (2) until all such Senior Indebtedness is paid in full, any payment or distribution to which Holders would be entitled but for this
     Article 14 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes; and

         (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold in trust for the holders of the Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         SECTION  9.03.  DEFAULT ON SENIOR  INDEBTEDNESS  OF THE  COMPANY.  The
Company shall not pay (in cash, property, securities or other assets), the principal of, interest on or other Obligations owing with respect to the Notes or make any deposit pursuant to Article 13 of the Base Indenture and Section
4.03 of the First Supplemental Indenture and may not purchase, redeem or otherwise retire or acquire any Notes (collectively, "pay the Notes") if either of the following (a "Payment Default") occurs (1) any Obligations with respect to Designated Senior Indebtedness of the Company are not paid in full when due or (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that the Company shall be entitled to pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

         During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated

         (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

         (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

         (3)      because  such  Designated   Senior   Indebtedness   has  been
     discharged or repaid in full.

Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 14.03), unless the holders of such Designated Senior Indebtedness giving such Blockage Notice or the Representatives of such Designated Senior Indebtedness shall have accelerated the maturity of the Designated Senior Indebtedness, the Company shall be entitled to resume payments on the Notes after termination of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of the Company (other than the Bank Indebtedness), the Representative of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the

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aggregate  during any 360  consecutive  day period,  and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

         For purposes of this Section 14.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         SECTION 9.04. ACCELERATION OF PAYMENT OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify in writing the holders of the Designated Senior Indebtedness of the Company (or their Representatives) of the acceleration
(although the failure to give any such notice shall not affect the subordination provisions of this Article 14). If any Bank Indebtedness of the Company is outstanding, neither the Company nor any Guarantor shall pay the Notes until five Business Days after the Representatives of all such Bank Indebtedness of the Company receive written notice of such acceleration and, thereafter, the Company and the Guarantors shall be entitled to pay the Notes (and the Holders may accept and retain such payment) only if this Article 14 otherwise permits payment (and the acceptance and retention) at that time.

         SECTION 9.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution or payment is made to the Trustee or Holders that because of this Article 14 should not have been made to (or received by) them, the Trustee or Holders who receive the distribution or payment shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them or their Representatives as their interests may appear.

         SECTION 9.06. SUBROGATION. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 14 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

         SECTION 9.07. RELATIVE RIGHTS. This Article 14 defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

         (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

         (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions or payments otherwise payable to Holders.

         SECTION 9.08.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.  No right
of  any  holder  of  Senior   Indebtedness   of  the  Company  to  enforce  the

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subordination of the  Indebtedness  evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         SECTION  9.09.  RIGHTS OF TRUSTEE  AND PAYING  AGENT.  Notwithstanding
Section 9.03, the Trustee or Paying Agent shall continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that under this Article 14 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 14. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

         The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 14 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in
Article 6 of the Base Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee (in its capacity as such) under or pursuant to Section
6.07 of the Base Indenture.

         SECTION 9.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever any Person is to make a distribution or give a notice to holders of Senior
Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

         SECTION 9.11. ARTICLE 14 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 14 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes in accordance with Section 5.02.

         SECTION 9.12. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust in accordance with Article 4 or Article 13 of the Base Indenture by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 14, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

         SECTION  9.13.   TRUSTEE   ENTITLED  TO  RELY.  Upon  any  payment  or
distribution pursuant to this Article 14, the Trustee and the Holders shall be entitled to rely

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         (1)      upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 9.02 are pending,

         (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or

         (3) upon the Representatives of Senior Indebtedness of the Company

for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14.

         In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 14, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 6.01 of the Base Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.

         SECTION 9.14. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article 14 and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 9.15. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 14 or otherwise.

         SECTION 9.16. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY ON SUBORDINATION Provisions. Each Holder by accepting a Note (whether upon original issue or upon transfer, assignment or exchange thereof) acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

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                                  ARTICLE TEN

                               GUARANTEE OF NOTES

         SECTION 10.01. GUARANTIES.

Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.

         To the fullest extent permitted by law, each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. To the fullest extent permitted by law, each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by:

         (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Notes or any other agreement or otherwise;

         (b) any extension or renewal of any such claim, demand, right or remedy;

         (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;

         (d) the release of any security held by any Holder or the Trustee for the Notes Obligations or any of them;

         (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or

         (f) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

         Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         Each Guaranty is, to the extent and in the manner set forth in Article 11, subordinated and subject in right of payment to the prior payment in full

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of  the  principal  of  and  premium,  if  any,  and  interest  on  all  Senior
Indebtedness of the Guarantor giving such Guaranty and each Guaranty is made subject to such provisions of this Indenture.

         Except as expressly set forth in Section 13.01 of the Base Indenture, and Sections 10.02 and 10.06 of the First Supplemental Indenture, to the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and, to the fullest extent permitted by law, shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of

         (1)      the unpaid amount of such Guaranteed Obligations,

         (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and

         (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article Eleven. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand,

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

         (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 5 of the Base Indenture for the purposes of such Subsidiary Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and

         (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 5 of the Base Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

         Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

         SECTION 10.02. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article Ten shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

         SECTION 10.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 10.06. RELEASE OF GUARANTOR. (a) A Subsidiary Guarantor will be released from its obligations under this Article Ten without any further

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action  required  on the part of the  Trustee  or any  Holder  (other  than any obligation that may have arisen under Section 10.07 prior to such release),

         (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor,

         (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

         (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture,

         (4) in connection with any sale or other disposition (including by way of a merger or consolidation) of Capital Stock of a Subsidiary Guarantor to a Person in accordance with this Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary,

         (5) at such time as such Subsidiary Guarantor does not have any Guarantees outstanding that would have required it to become a Subsidiary Guarantor under Section 8.09,

         (6) upon defeasance of the Notes pursuant to Article 13 of the Base Indenture, or

         (7) upon the full satisfaction of the Company's obligations under this Indenture pursuant to Article 4 of the Base Indenture and Article Four of the First Supplemental Indenture;

PROVIDED, HOWEVER, that in the case of clauses (1), (2) and (4) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 8.06 with respect to such sale or disposition. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

         (b) Interline Delaware will be released from its obligations under this Article Ten without an further action required on the part of the Trustee or any Holder (other than any obligation that may have arisen under Section 10.07 prior to such release),

         (1) upon defeasance of the Notes pursuant to Article 13 of the Base Indenture and Section 4.03 of the First Supplemental Indenture, or

         (2) upon the full satisfaction of the Company's obligations under this Indenture pursuant to Article 4 of the Base Indenture and Article Four of the First Supplemental Indenture.

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         SECTION 10.07.  CONTRIBUTION.  Each Subsidiary  Guarantor that makes a payment under its Guaranty shall be entitled upon payment in full of all guarantied obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                 ARTICLE ELEVEN

                          SUBORDINATION OF GUARANTIES

         SECTION 11.01. AGREEMENT TO SUBORDINATE. Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by such Guarantor's Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior payment of all Senior Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter incurred) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Guaranteed Obligations of a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and only Senior Indebtedness of such Guarantor (including such Guarantor's Guarantee of Senior Indebtedness of the Company) shall rank senior to the Guaranteed Obligations of such Guarantor in accordance with the provisions set forth herein.

         SECTION 11.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership, winding-up, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to such Guarantor or its property whether voluntary or involuntary:

         (a) the holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full of all Obligations with respect to all such Senior Indebtedness before Holders shall be entitled to receive any payment with respect to any Obligations of such Guarantor; and

         (b) until the Senior Indebtedness of such Guarantor is paid in full, any payment or distribution to which Holders would be entitled but for this Article Eleven shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

         SECTION 11.03. DEFAULT ON SENIOR INDEBTEDNESS OF GUARANTOR. No Guarantor shall make any payment (in cash, property, securities or other assets) with respect to its Guaranty or purchase, redeem or otherwise retire, acquire or defease any Notes or other Guaranteed Obligations (collectively, "pay its Guaranty") if either of the following (a "Payment Default") occurs (1) any Designated Senior Indebtedness of such Guarantor is not paid in full when due or (2) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the Payment

Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full; PROVIDED, HOWEVER, that any Guarantor shall be entitled to make any payment with respect to its Guaranty without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

         During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated

         (1) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice;

         (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

         (3)      because  such  Designated   Senior   Indebtedness   has  been
     discharged or repaid in full.

Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 11.03), unless the holders of such Designated Senior Indebtedness giving such Blockage Notice or the Representatives of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Guarantor shall be entitled to resume payments pursuant to its Guaranty after termination of such Payment Blockage Period. No Guaranty shall be subject to more than one Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Guarantor (other than the Bank Indebtedness), the Representative of the Bank Indebtedness shall be entitled to give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

         For purposes of this Section 11.03, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of such Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         SECTION 11.04. DEMAND FOR PAYMENT. If a demand for payment is made on a Guarantor pursuant to Article Ten, the Trustee shall promptly notify in writing the holders of the Designated Senior Indebtedness of such Guarantor (or their Representatives) of such demand.

         SECTION 11.05. WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to the Trustee as the Holders that because of this Article Eleven should not have been made to (or received by) them, the Trustee or the Holders who receive the distribution or payment shall hold it in trust for holders of Senior Indebtedness of the applicable Guarantor and pay it over to them or their Representatives as their interests may appear.

         SECTION 11.06. SUBROGATION. After all Senior Indebtedness of a Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Guarantor. A distribution made under this Article Eleven to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the relevant Guarantor and Holders, a payment by such Guarantor on such Senior Indebtedness.

         SECTION 11.07. RELATIVE RIGHTS. This Article Eleven defines the relative rights of Holders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

         (1) impair, as between a Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay its Guaranty to the extent set forth in Article Ten; or

         (2) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Guarantor under its Guaranty, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Holders.

         SECTION 11.08. SUBORDINATION MAY NOT BE IMPAIRED BY THE GUARANTORS. No right of any holder of Senior Indebtedness of any Guarantor to enforce the subordination of the Guaranty of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by such Guarantor's failure to comply with this First Supplemental Indenture.

         SECTION  11.09.  RIGHTS OF TRUSTEE AND PAYING  AGENT.  Notwithstanding
Section 11.03, the Trustee or Paying Agent shall continue to make payments on any Guaranty and shall not be charged with knowledge of the existence of facts under this Article Eleven that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article Eleven. The Company, the relevant Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Guarantor shall be entitled to give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of any Guarantor has a Representative, only the Representative shall be entitled to give the notice.

         The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 6 of the Base Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 of the Base Indenture.

         SECTION 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever any Person is to make a distribution or give a notice to holders of Senior
Indebtedness of any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

         SECTION 11.11. ARTICLE ELEVEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO DEMAND PAYMENT. The failure to make a payment pursuant to a Guaranty by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of a Default. Nothing in this Article Eleven shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Guarantor pursuant to its Guaranty.

         SECTION 11.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article Eleven, the Trustee and the Holders shall be entitled to rely

         (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending,

         (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or

         (3)      upon  the   Representatives   for  the   holders   of  Senior
     Indebtedness of any Guarantor

for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

         In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Eleven, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Eleven, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
6.01 of the Base Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Eleven.

         SECTION 11.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by accepting a Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of any Guarantor as provided in this Article Eleven and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 11.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF GUARANTOR. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

         SECTION 11.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF GUARANTORS ON SUBORDINATION PROVISIONS. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and attested, as of the date first above written.

                                   INTERLINE BRANDS, INC.,
                                   a New Jersey corporation,

                                        By:  /s/ Thomas J. Tossavainen
                                             ----------------------------------
                                             Name:    Thomas J. Tossavainen
                                             Title:   Chief Financial Officer


                                   THE BANK OF NEW YORK TRUST
                                   COMPANY, NATIONAL ASSOCIATION,
                                   as Trustee

                                        By:  /s/ Sean Julien
                                             ----------------------------------
                                             Name:    Sean Julien
                                             Title:   Assistant Treasurer


                                   INTERLINE BRANDS, INC.,
                                   a New Jersey corporation,

                                        By:  /s/ Thomas J. Tossavainen
                                             ----------------------------------
                                             Name:    Thomas J. Tossavainen
                                             Title:   Chief Financial Officer


                                   WILMAR HOLDINGS, INC.,

                                        By:  /s/ Thomas J. Tossavainen
                                             ----------------------------------
                                             Name:    Thomas J. Tossavainen
                                             Title:   Chief Financial Officer


                                   WILMAR FINANCIAL, INC.,

                                        By:  /s/ Thomas J. Tossavainen
                                             ----------------------------------
                                             Name:    Thomas J. Tossavainen
                                             Title:   Chief Financial Officer

                                   GLENWOOD ACQUISITION LLC,
                                   BY: INTERLINE BRANDS, INC.,

                                        By:  /s/ Thomas J. Tossavainen
                                             ----------------------------------
                                             Name:    Thomas J. Tossavainen
                                             Title:   Chief Financial Officer

                                                                      EXHIBIT A


                             [FORM OF FACE OF NOTE]



                             [Global Notes Legend]

         THIS NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DTC TO A NOMINEE OF THE DTC OR BY A NOMINEE OF THE DTC TO THE DTC OR ANOTHER NOMINEE OF THE DTC OR BY THE DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                                                       CUSIP No. [          ]
                                                       ISIN No. [           ]
No. 001                                                           $[        ]
    ---

                    8 1/8% Senior Subordinated Note Due 2014

         INTERLINE BRANDS, INC., a New Jersey corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of [ ] Dollars on June 15, 2014.

                  Interest Payment Dates: June 15 and December 15.

                  Record Dates: June 1 and December 1.

         Additional provisions of this Note are set forth on the other side of this Note.

Dated:

                                                    INTERLINE BRANDS, INC.,


                                                    by ________________________
                                                       Name:
                                                       Title:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

Dated:   _______________

The Bank of New York Trust Company, N.A., as Trustee, certifies that this is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


                                                      ______________________
                                                                  As Trustee


                                                      By:___________________
                                                                  Authorized
                                                                   Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                    8 1/8% Senior Subordinated Note Due 2014

INTEREST

         Interline Brands, Inc., a New Jersey corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2006.

         Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 23, 2006. Interest on overdue principal will be paid by the Company at 1% per annum in excess of the rate shown above and the Company will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

METHOD OF PAYMENT

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the December 1 or June 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a Certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a Certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Any payment required to be made with respect to this Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and interest shall not accrue for the period from and after such date to the date of payment.

PAYING AGENT AND REGISTRAR

         Initially, The Bank of New York Trust Company, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

INDENTURE

         The Company issued the Notes under an indenture dated as of June 23, 2006 (the "Base Indenture"), among the Company, the guarantors party thereto and the Trustee, as amended solely in respect of the Notes (including any Additional Notes) by the first supplemental indenture dated as of June 23, 2006, among the Company, the guarantors party thereto and the Trustee (the "First Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

         The Notes are general unsecured obligations of the Company. The Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

OPTIONAL REDEMPTION

         Except as set forth below, the Company shall not be entitled to redeem the Notes.

         On and after June 15, 2010, the Company shall be entitled at its option to redeem all or a portion of the Notes (which includes Additional Notes, if any) upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed in percentages of principal amount on the Redemption Date), plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                        Redemption
                       Period                           Price
                --------------------------------------  -----------
                2010                                    104.063%
                2011                                    102.031%
                2012 and thereafter                     100.000%


         In addition, prior to June 15, 2009, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a Redemption Price (expressed as a percentage of principal amount) of 108.125%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds received by the Company from one or more Equity Offerings; PROVIDED, HOWEVER, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

         Prior to June 15, 2010, the Company shall be entitled at its option to redeem all, but not less than all, of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date.

SELECTION OF NOTES TO BE REDEEMED.

         If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, to the extent practicable (but subject to the requirement that any remaining Notes only being minimum denominations of $2,000 and any greater $1,000 multiples), and otherwise by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

NOTICE OF REDEMPTION

         Notwithstanding the terms of the Base Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. Notes in denominations of $2,000 principal amount or less may be redeemed in whole but not in part. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

CHANGE OF CONTROL PUT PROVISION

         Upon a Change of Control, any Holder of Notes will have the right to cause the Company to repurchase all of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

GUARANTY

         The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

SUBORDINATION

         The Notes are subordinated to Senior Indebtedness of the Company and the Guarantors as set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. Each Holder by accepting a Note agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

DENOMINATIONS; TRANSFER; EXCHANGE

         The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Company or the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and, in certain cases, to pay a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

PERSONS DEEMED OWNERS

         The registered Holder of this Notes may be treated as the owner of it for all purposes.

UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture, and the obligations of the Guarantors under their Guaranties, if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 9 of the Base Indenture, as amended and superceded by Article Seven of the First Supplemental Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes, including Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company or the Guarantors, or to conform the text of the Indenture, the Notes and the Guaranties to any provision of the Prospectus, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Holder.

DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon acceleration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company or any Restricted Subsidiary to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $20.0 million; (v) certain events of bankruptcy or insolvency with respect to the Company, a Subsidiary Guarantor or any Significant Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $20.0 million; and (vii) certain defaults with respect to the Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

NO RECOURSE AGAINST OTHERS

         A director, officer, manager, employee, incorporator, member, partner or stockholder, as such, of the Company, any Guarantor or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or any Guarantor under any Guaranty, as the case may be, or this
Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

AUTHENTICATION

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

ABBREVIATIONS

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

GOVERNING LAW

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

         Interline Brands, Inc.
         801 W. Bay Street
         Jacksonville, FL 32004-1605
         Attention:  Chief Financial Officer

                                ASSIGNMENT FORM

To assign this Notes, fill in the form below:

I or we assign and transfer this Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                      agent to transfer this Note on the
books of the Company.  The agent may substitute another to act for him.

___________________________________________________________

Date: ________________ Your Signature: ____________________

___________________________________________________________

Sign exactly as your name appears on the other side of this Note.

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Note have been made:


Date of    Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange   in Principal  amount   in Principal amount    this Global Note       authorized officer
           of this Global Note    of this Global Note    following such         of Trustee or
                                                         decrease or increase)  Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 8.06 or 8.08 of the First Supplemental Indenture, check the box:

                                   [________]


         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 8.06 or 8.08 of the First Supplemental Indenture, state the amount in principal amount: $___________

Date: _______________      Your Signature: ___________________________________
                                                    (Sign exactly as your name
                                                    appears on the other side
                                                    of this Note.)

Signature Guarantee: _____________________________________
                             (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      EXHIBIT B



                     [FORM OF SUPPLEMENTAL INDENTURE TO BE
                      DELIVERED BY SUBSIDIARY GUARANTORS]

         SUPPLEMENTAL INDENTURE, by INTERLINE BRANDS, INC., a New Jersey corporation (the "COMPANY"), INTERLINE BRANDS, INC., a Delaware corporation ("INTERLINE DELAWARE"), the SUBSIDIARY GUARANTORS listed on the signature pages hereto and The Bank of New York Trust Company, N.A., as trustee (herein called the "TRUSTEE"), to the Indenture dated as of June 23, 2006, between the Company and the Trustee (the "BASE INDENTURE"), as supplemented by the First Supplemental Indenture, dated as of June 23, 2006 ("FIRST SUPPLEMENTAL INDENTURE", and together with the Base Indenture, the "INDENTURE").

                              W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Base Indenture dated as of June 23, 2006, as supplemented by the First Supplemental Indenture, dated June 23, 2006, providing for the issuance of 8 1/8% Senior Subordinated Notes due 2014 (the "NOTES");

         WHEREAS, pursuant to Section 8.09 of the First Supplemental Indenture, the Company may cause a domestic Restricted Subsidiary (other than a
Receivables Subsidiary) that is not then a Subsidiary Guarantor and that Guarantees any Indebtedness under any Credit Facility (other than Indebtedness Incurred pursuant to Sections 8.03(b)(5), (b)(8), (b)(11), (b)(13) and (b)(15)
of the First Supplemental Indenture), to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture; and

         WHEREAS, pursuant to Section 9.01 of the Base Indenture, as amended by
Section 7.01(4) of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

         SECTION 2. GUARANTIES. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with the other Guarantors, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Subsidiary Guarantor and that the Subsidiary Guarantor will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

         To the fullest extent permitted by law, the Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. To the fullest extent permitted by law, the Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) except as set forth in Section 10.06 of the First Supplemental Indenture and Section 7 of this Supplemental Indenture, any change in the ownership of the Subsidiary Guarantor.

         The Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         The Subsidiary Guaranty is, to the extent and in the manner set forth in Article Eleven of the First Supplemental Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor and the Subsidiary Guaranty is made subject to the provisions of the Indenture.

         Except as expressly set forth in Section 13.01(b) of the Base Indenture and Sections 10.02 and 10.06 of the First Supplemental Indenture and
Section 7 of this Supplemental Indenture, to the fullest extent permitted by law, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and, to the fullest extent permitted by law, shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity.

         The Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

         The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article Eleven of the First Supplemental Indenture. The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 5 of the Base Indenture, as amended by Article Five of the First Supplemental Indenture for the purposes of the Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 5 of the Base Indenture, as amended by Article Five of the First Supplemental Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Supplemental Indenture.

         The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

         SECTION 3. LIMITATION ON LIABILITY. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by the Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to the Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

         SECTION 4. SUCCESSORS AND ASSIGNS. This Supplemental Indenture shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

         SECTION 5. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

         SECTION 6. MODIFICATION. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 7. RELEASE. The Subsidiary Guarantor will be released from its obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder (other than any obligation that may have arisen under Section 8 prior to such release)

         (i) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor,

         (ii) upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor,

         (iii) upon the designation of the Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture,

         (iv) in connection with any sale or other disposition (including by way of a merger or consolidation) of Capital Stock of a Subsidiary Guarantor to a Person in accordance with the Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary,

         (v) at such time as such Subsidiary Guarantor does not have any Guarantees outstanding that would have required it to become a Subsidiary Guarantor under Section 8.09 of the First Supplemental Indenture,

         (vi) upon defeasance of the Notes pursuant to Article 13 of the Base Indenture and Section 4.03 of the First Supplemental Indenture, or

         (vii) upon the full satisfaction of the Company's obligations under the Indenture pursuant to Article 4 of the Base Indenture and Article Four of the First Supplemental Indenture;

PROVIDED, HOWEVER, that in the case of clauses (i), (ii) and (iv) above, (A) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (B) such sale or disposition is otherwise permitted by the Indenture and (C) the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under
Section 8.06 of the First Supplemental Indenture with respect to such sale or disposition.

         SECTION 8. CONTRIBUTION. The Subsidiary Guarantor shall be entitled upon payment in full of all guarantied obligations under this Supplemental Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

         SECTION 9. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 10. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, partner, stockholder, member or manager, as such, of the Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Notes or the Indenture or of the Subsidiary Guarantor under its Subsidiary Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 11. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

         SECTION 12. HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Supplemental
Indenture to be duly executed as of the date first written above.

                                          INTERLINE BRANDS, INC.,
                                          a New Jersey corporation,


                                          By:
                                                -------------------------------
                                                Name:
                                                Title:


                                          THE BANK OF NEW YORK TRUST
                                          COMPANY, NATIONAL ASSOCIATION,
                                          as Trustee


                                          By:
                                                -------------------------------
                                                Name:
                                                Title:

                                          INTERLINE BRANDS, INC.,
                                          a Delaware corporation,


                                          By:
                                                -------------------------------
                                                Name:
                                                Title:



                                          WILMAR HOLDINGS, INC.,


                                          By:
                                                -------------------------------
                                                Name:
                                                Title:



                                          WILMAR FINANCIAL, INC.,


                                          By:
                                                -------------------------------
                                                Name:
                                                Title:



                                          GLENWOOD ACQUISITION LLC,
                                          BY: INTERLINE BRANDS, INC.,


                                          By:
                                                -------------------------------
                                                Name:
                                                Title: